Exhibit 10.39

AMENDMENT NO. 1
TO FEE EQUITIZATION AGREEMENT

This Amendment No. 1 to Fee Equitization Agreement (this “Amendment”) is made as of May 31, 2024 by and between iLearningEngines, Inc., a Delaware corporation formerly known as Arrowroot Acquisition Corp. (the “Company”), and Cooley LLP (the “Cooley”), and amends that certain Fee Equitization Agreement (the “Agreement”), dated March 27, 2024. Each capitalized term used, but not otherwise defined in this Amendment, will have the meaning given to such term in the Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Cooley, intending to be legally bound, agree as follows:

1. Amendment to Deferred Fee. The term “Deferred Fee” shall mean an aggregate amount of fees and expenses payable to Cooley equal to $1,300,000.

2. Remaining Provisions. Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Agreement, as amended by this Amendment, and each reference to the Agreement in any other document, instrument or agreement executed or delivered in connection with the Agreement shall mean and be a reference to the Agreement, as amended by this Amendment. All provisions of the Agreement not specifically amended by this Amendment shall remain in full force and effect.

3. Miscellaneous. Section 11 (Successor), Section 12 (Miscellaneous) and Section 14 (Engagement Letter) of the Agreement are hereby incorporated by reference and shall apply to this Amendment, mutatis mutandis.

* * * * * *

The undersigned have executed this Amendment No. 1 to Fee Equitization Agreement to be effective as of the date first written above.

COMPANY:

iLearningEngines, Inc.

By:	/s/ P.K. Chidambaran
Name:	P.K. Chidambaran
Title:	Chief Executive Officer

COOLEY:

Cooley LLP

By:	/s/ Mark Tanoury
Name:	Mark Tanoury
Title:	Attorney-in-Fact